Exhibit 99.1

Vertex Announces CEO Retirement and Succession Plan

Christopher Young to Succeed David DeStefano as Vertex’s President and Chief Executive Officer

Leadership Transition to Occur on November 10, 2025; David DeStefano to Serve as Non-Executive Chairperson

Announces Preliminary Third Quarter Financial Results

KING OF PRUSSIA, PA, October 21, 2025 – Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced that David DeStefano will retire as President and Chief Executive Officer, effective November 10, 2025. Following an extensive search process, with the assistance of a leading independent search firm, the Board of Directors has named Christopher Young to succeed David as Vertex’s President and Chief Executive Officer, at which point he will also be appointed to the Vertex Board. David will serve as non-executive Chairperson of the Vertex Board.

Christopher is a seasoned executive, investor, and board director with a distinguished track record of leadership over almost three decades in enterprise technology. Most recently, he served as Executive Vice President, Business Development at Microsoft, reporting directly to its Chairman and CEO, responsible for assessing opportunities for growth while overseeing the Company’s business development, venture investing, and corporate strategy groups. During his tenure, Christopher helped shape Microsoft's investment agenda in artificial intelligence and other emerging technologies, while also forging strategic transformative alliances. Prior to his time at Microsoft, Christopher served as CEO of the enterprise-focused cybersecurity firm McAfee, helping lead its spinoff from Intel in 2017 and spearhead its transition to the cloud. Previously, Christopher served as Senior Vice President for the Security business at Cisco Systems, where he transformed the strategic profile of its security business, growing the business into a recognized leader.

David has been a pillar of vision, execution, and dedication throughout his 26-year tenure at Vertex and instrumental in the Company’s success. Under his leadership, Vertex successfully launched its initial public offering, expanded its cloud-based solutions, and undertook several strategic acquisitions to enhance its global capabilities. While at Vertex, the Company has furthered its position as a trusted provider of indirect tax solutions, consistently delivering strong, profitable revenue growth, including surpassing $600 million in annual recurring revenue in 2024, and driving strong value creation for shareholders.

“Underpinned by durable demand for our solutions and a clear runway for long-term growth, Vertex has an exceptionally strong foundation with a seasoned leadership team in place. The Company is well positioned for the next phase of its evolution, making now the right time to execute our succession plan and welcome Christopher as our new CEO,” said David DeStefano, President, CEO and Chairperson. “I’ve been deeply invested in Vertex’s growth and success for 26 years, through our IPO and the expansion of our partner ecosystem, and I couldn’t be more proud of the way in which the Vertex team has enabled thousands of customers around the world to grow with our leading portfolio of products and solutions. What this team has accomplished over the last few years serving as a mission critical partner to our customers is inspiring, and I couldn’t be more optimistic about our Company’s future. Christopher is a proven leader with a strong track record of scaling businesses, and I am confident he is the best person to build on the momentum underway at Vertex.”

“It is an honor to be selected to serve as Vertex’s next CEO, and I could not be more excited to take on this new role,” said Christopher Young. “Vertex has a solid product foundation, deep industry expertise, and a strong customer base. With the rapid rise of generative AI, we have an extraordinary opportunity to innovate on how tax and compliance are managed – bringing together technology and human expertise to deliver even greater value and efficiency for customers globally. I look forward to working closely with the Board, the management team and all of our talented team members to extend Vertex’s leadership position while delivering sustainable growth and shareholder value.”

"David has made a positive and lasting impact on Vertex and our people. He has established Vertex as one of the world's most trusted brands, with a strong strategic and financial position and significant growth potential. On behalf of the entire Board, our employees, customers, and shareholders, I want to thank David for his remarkable service and his commitment to support a smooth transition. We look forward to continuing to benefit from his expertise and deep industry knowledge in the boardroom,” said Ric Andersen, Lead Independent Director of the Vertex Board.

Andersen continued, “When David informed us of his decision to retire from Vertex, the Board undertook a thorough and thoughtful succession planning process. With the assistance of Spencer Stuart, we identified an outstanding executive in Christopher Young, and we are excited to welcome him to Vertex. With meaningful enterprise software experience and a proven track record, we are confident that Christopher is the right leader to usher in our next phase of growth as we continue to scale and capitalize on the compelling market opportunities ahead.”

With the addition of Christopher, the Vertex Board will comprise nine directors, seven of whom are independent.

Preliminary Third Quarter Results

The Company today also reported preliminary third quarter 2025 financial results, including:

•	Total revenue is expected to be approximately $192 million, compared to $170.4 million for the same period in the prior year.

•	Adjusted EBITDA is expected to be approximately $43 million, compared to $38.6 million for the same period in the prior year.

About Christopher Young

Christopher is an accomplished enterprise technology executive with almost three decades of executive leadership across the technology industry. He most recently served as Executive Vice President, Business Development at Microsoft, where he led its business development, venture investing, and corporate strategy groups. Prior to his time with Microsoft, Christopher served as Chief Executive Officer of McAfee following its spinoff from Intel. He continued with McAfee following his tenure at Intel, where he served as Senior Vice President of Intel’s security business, which was then McAfee, responsible for building and executing the security business’s strategy and overseeing the segment’s significant growth. Christopher also served as Senior Vice President for Cisco’s security business, overseeing the growth of its security business and helping establish itself as a leader in the space. Earlier in his career, Christopher served as a Senior Vice President in VMware’s end user computing segment and held roles of increasing responsibility in the security businesses of AOL and RSA Security, the security division of EMC. He currently serves on the Boards of Directors of Qualcomm and American Express, and previously served on the Boards of Snap and Rapid7.

Christopher holds a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs and an M.B.A. from Harvard Business School.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex empowers the world’s leading brands to simplify the complexity of continuous compliance.

For more information, visit www.vertexinc.com or follow us on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, among other statements, information concerning our preliminary results of operations. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; the potential effects on our business from the existence of a global endemic or pandemic; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

Our unaudited financial information for the three months ended September 30, 2025 presented above are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. This summary is not a comprehensive statement of our financial results for the quarterly period. We have provided approximate amounts for our expectations described above because our fiscal quarter closing procedures are not yet complete. While we expect that our final financial results for the quarterly period ended September 30, 2025, following the completion of our financial closing procedures, will be within the ranges described above, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for this quarterly period are finalized. All of the data presented above has been prepared by and is the responsibility of management. No independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to these preliminary results, nor have they expressed any opinion or any other form of assurance on these preliminary estimated results.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances, except as required by applicable law.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we have calculated Adjusted EBITDA, which is a non-GAAP financial measure. We have provided tabular reconciliations of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Management uses non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP.

Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods.

Because of the preliminary nature of the presentation of Adjusted EBITDA for the quarter ended September 30, 2025, specific quantifications of the amounts that would be required to reconcile a net income (loss) estimate are not available. The Company believes that there is a degree of volatility with respect to certain of the GAAP measures and certain adjustments made to arrive at the relevant non-GAAP measure, which precludes the Company from providing an accurate preliminary estimate of a GAAP to non-GAAP reconciliation. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the estimated non-GAAP Adjusted EBITDA for the Company would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Investor Relations Contact:

Joe Crivelli

VP, Investor Relations

investors@vertexinc.com

Vertex Company Contact:

Rachel Litcofsky

Manager, Public Relations

mediainquiries@vertexinc.com